EXHIBIT INDEX



EXHIBIT A: Attachment to item 77I:
           Terms of new or amended securities

EXHIBIT B: Attachment to item 77M:
           Mergers

EXHIBIT C: Attachment to item 77Q1:
           Exhibits

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EXHIBIT A:
SUB-ITEM 77I  Terms of New or Amended Securities

		Registrant has issued the following new classes of shares: Administration Shares, Cash Reserve Shares and Cash Management Shares of TempFund, T-Fund, MuniFund and California Money Fund and Plus Shares of TempFund and MuniFund, which are described in Registrants PEA 61, filed with the SEC on February 2, 1999, incorporated by reference herein.



EXHIBIT B:
SUB-ITEM 77M:  MERGERS

		a) Provident Institutional Funds ("PIF" or the "Trust") was organized as a Delaware business trust on October 21, 1998.
It is the successor  to the following five investment companies:
(1) Temporary Investment Fund, Inc. ("Temp"), (2) Trust for
Federal Securities ("Fed"), (3) Municipal Fund for Temporary
Investment ("Muni"); (4) Municipal Fund for California Investors,
Inc. ("Cal Muni") and (5) Municipal Fund for New York Investors,
Inc. ("NY Muni") (each a "Predecessor Company", collectively the
"Predecessor Companies"). The Predecessor Companies were comprised of the following portfolios (each, a "Fund" or "Predecessor Fund", collectively, the "Funds" or "Predecessor
Funds"):  Temp - TempFund and TempCash; Fed - FedFund, T-Fund,
Federal Trust Fund and Treasury Trust Fund; Muni - MuniFund and
MuniCash; Cal Muni - California Money Fund; and NY Muni - New
York Money Fund.  PIF has succeeded to Temp's File Nos 2-
47015/811-2354.

		b) Special Shareholder Meetings for each of the Predecessor Companies were held on February 9, 1999.
Shareholders of each Portfolio of each Predecessor Company voted to approve Agreements and Plans of Reorganization pursuant to which each Portfolio was reorganized as a separate series of PIF.
 On February 10, 1999, each of the Predecessor Funds was reorganized into a separate series of PIF. The circumstances and details of the reorganization are included in the definitive proxy statements for Temporary Investment Fund, Inc., Nos 2-47015/811-2354, Trust for Federal Securities, Nos 2-53808/811-2573, Municipal Fund of Temporary Investment, Nos 2-64358/811-2919, Municipal Fund for California Investors, Inc. Nos 2-79510/811-3574 and Municipal Fund for New York Investors, Inc., Nos 2-82278/811-3678, each filed with the SEC on December 11, 1999 and incorporated by reference herein.



EXHIBIT C:
SUB-ITEM 77Q1:  Exhibits

		a) Registrant's Agreement and Declaration of Trust and By-Laws are included in Registrants PEA 61, filed with the SEC on February 2, 1999, incorporated by reference herein.

		d) Copies of instruments defining the rights of holders of new classes of securities are exhibits to Registrant's PEA 62, filed with the SEC on May 28, 1999, incorporated by reference.

		e) Registrants new investment advisory contract is included in Registrants PEA 61, filed with the SEC on February 2, 1999, incorporated by reference herein.

		g) The Agreement and Plan of Reorganization are included in the definitive proxy statement for Temporary Investment Fund, Inc., Nos 2-47015/811-2354, Trust for Federal Securities, Nos 2-53808/811-2573, Municipal Fund of Temporary Investment, Nos 2-64358/811-2919, Municipal Fund for California Investors, Inc. Nos 2-79510/811-3574 and Municipal Fund for New York Investors, Inc., Nos 2-82278/811-3678, each, filed with the SEC on December 11, 1999, incorporated by reference herein.